UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Annual Incentive Bonus Performance Goals

On March 19, 2025, the Compensation Committee of the Board of Directors (the “Committee”) approved specific bonus formulae for the determination of annual incentive compensation for the Company’s executive officers, pursuant to the 2022 Executive Incentive Plan which was adopted by the Committee on March 23, 2022 (the “Plan”), for the year ending December 31, 2025. Under the formulae approved by the Committee, each of the Company’s executive officers was assigned a percentage of such executive officer’s 2025 base salary as a target bonus based upon corporate performance criteria. The corporate performance criteria target bonus award indicated below for Mr. Marc D. Miller is stipulated in his employment agreement.

Mr. Alan B. Miller, who serves as our Executive Chairman of the Board, may be entitled to bonuses and other compensation (including annual incentive bonuses) as may be determined by the Board of Directors. A discretionary cash bonus of $1.08 million was approved by our Compensation Committee and will be paid to Mr. Alan B. Miller for the year ended December 31, 2024.

The following table shows each executive officer’s corporate performance criteria target bonus as a percentage of their base salary for 2025. With respect to Messrs. Marc D. Miller and Steve G. Filton, 100% of their annual incentive bonus for 2025 will be determined using the corporate performance criteria, as described below. With respect to Messrs. Sim and Peterson, their 2025 annual incentive bonus will be determined utilizing: (i) 25% of their annual salary based upon the achievement of the corporate performance criteria, and; (ii) 75% of their annual salary based upon the achievement of the divisional income targets, as described below.

Name	Title	Target Award
Marc D. Miller	Chief Executive Officer (“CEO”) and President	150%
Steve G. Filton	Executive Vice President and Chief Financial Officer (“CFO”)	100%
Edward H. Sim	Executive Vice President (“EVP”) and President-Acute Care Division	100%
Matthew J. Peterson	Executive Vice President and President-Behavioral Health Division	100%

Pursuant to the Plan and the formulae approved by the Committee, each executive officer will be entitled to receive between 0% and 200% of that executive officer’s target bonus based, either entirely (100% for Messrs. Marc Miller and Steve Filton) or in part (25% for Messrs. Sim and Peterson), on the Company’s achievement of a combination of: (i) a specified range of target levels of adjusted net income per diluted share attributable to UHS (as set forth in our Proxy Statement), and; (ii) a specified range of target levels of return on capital (adjusted net income attributable to UHS divided by quarterly average net capital) for the year ending December 31, 2025. The adjusted net income per diluted share attributable to UHS excludes the impact of future items, if applicable and material, that are nonrecurring or non-operational in nature, including, among other things, items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and the net tax impact recorded in connection with ASU 2016-09, Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

Pursuant to the formulae approved by the Committee, Messrs. Sim and Peterson will be entitled to receive between 0% and 200% of their target bonus that is based on the divisional results (75%). The divisional income targets consist of the projected aggregate pre-tax income for our acute care and behavioral health services segments, net of certain deductions which consist primarily of a charge for the estimated cost of capital. The divisional income targets may be adjusted to include or exclude the impact of items, if applicable and material, that are, among other things, nonrecurring or non-operational in nature.

2025 Long-Term Incentive Stock-Based Compensation Awards - Time-Based Restricted Stock Units (“RSUs”) and Performance-Based Restricted Stock Units ("PBRSUs")

As reflected on the table below, on March 19, 2025, the Committee awarded RSUs and PBRSUs to each of our executive officers pursuant to the 2020 Omnibus Stock and Incentive Plan. The RSUs, which had a grant date market value based upon the closing price of our Class B Common Stock on March 19, 2025, of $178.08 per share, are scheduled to vest in four equal installments on the first, second, third and fourth anniversaries of the grant date. The PBRSUs, which were awarded pursuant the formulae approved by the Committee, entitle each executive officer to receive between 0% and 150% of that executive officer’s target number of PBRSUs based upon achievement of the three-year growth in our adjusted earnings before interest, taxes, depreciation and amortization and the impacts of other income/expense, as compared to a target range of pre-established thresholds.

		Time	Performance
		Based Restricted	Based Restricted
Name	Title	Stock Units	Stock Units
Marc D. Miller	CEO and President	28,077	28,077
Alan B. Miller	Executive Chairman	14,213	14,213
Steve G. Filton	EVP and CFO	6,879	6,879
Edward G. Sim	EVP and President-Acute Care Division	6,431	6,431
Matthew J. Peterson	EVP and President-Behavioral Health Division	5,651	5,651

Employment Agreement of Mr. Marc D. Miller

On March 19, 2025, the existing employment agreement of Mr. Marc D. Miller was terminated and replaced with a new employment agreement with UHS of Delaware, a wholly owned subsidiary of the Company and, the employer of record for the Company’s management employees. The obligations of UHS of Delaware under the new employment agreement are, other than as set forth herein, substantially the same as the terminated employment agreement and are guaranteed by the Company. Pursuant to the terms of the employment agreement, Mr. Marc D. Miller will serve as CEO of the Company with a term scheduled to end on January 1, 2028, subject, however, to earlier termination, and subject further to automatic renewal for additional one-year periods unless either party elects otherwise.

Pursuant to the terms of his new employment agreement, Mr. Marc D. Miller’s salary as our CEO will be $1,500,000 for 2025, which is a 6.7% increase over his 2024 base salary. Mr. Marc D. Miller is also entitled to an annual bonus opportunity target equal to 150% of his salary. The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board of Directors in accordance with pre-established performance measures. Additionally, Mr. Marc D. Miller may also be paid during the term of his employment agreement, bonuses and other compensation as may from time to time be determined by the Board of Directors.

Mr. Marc D. Miller participates in benefit plans and programs that are made available to other employees and will be eligible to receive annual awards under the Company’s long-term incentive plan(s) (“LTIP”) as in effect from time to time, which will be subject to conditions as are consistent with terms and conditions applicable to LTIP awards made to other senior executives of the Company, subject to certain acceleration rights upon a qualifying termination of employment as set forth in his employment agreement.

In general, under Mr. Marc D. Miller’s employment agreement, long-term stock-based incentive awards granted during or before employment as CEO will become fully vested upon termination of his employment as CEO at the time such employment ends, other than by us for “cause” or voluntarily by Mr. Marc D. Miller before or at the end of the applicable term (under circumstances not involving a breach of his employment agreement by the Company).

If Mr. Marc D. Miller’s employment is terminated for “cause”, as defined in his employment agreement, he will be entitled to any benefits payable to or earned by Mr. Marc D. Miller with respect to any period of his employment or other service prior to the date of such discharge. If Mr. Marc D. Miller’s employment is terminated due to his disability, Mr. Marc D. Miller shall be paid a pro rata portion of the annual bonus which would otherwise have been payable for the year in which his employment terminates, plus an amount equal to one-half of his base salary, payable in twelve equal monthly installments.

If Mr. Marc D. Miller’s employment or service terminates due to his death, Mr. Marc D. Miller’s beneficiary shall receive any salary and reimbursements that would otherwise have been payable to Mr. Marc D. Miller as of the date of his death, in addition to a pro rata portion of the annual bonus which would otherwise have been payable for the year of his death. Mr. Marc D. Miller’s beneficiary shall also receive any life insurance benefits under insurance policies maintained on Mr. Marc D. Miller’s life by us and for which he had the right to designate the beneficiary.

If Mr. Marc D. Miller terminates his employment or other service under his employment agreement because of a material change in the duties of his office or any other breach by the Company of our obligations, or in the event of the termination of his employment by us without cause or otherwise in breach of his employment agreement, subject to the terms of the employment agreement, Mr. Marc D. Miller will generally continue to receive for the remainder of his employment term all of the cash compensation, long-term equity incentive compensation and other benefits as if his employment or service had not terminated, and the vesting of his long-term incentive plan awards will accelerate. We may condition Mr. Marc D. Miller’s right to receive any severance benefits on his execution of a general release in favor of the Company.

The foregoing description of Mr. Marc D. Miller’s new employment agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement of Mr. Alan B. Miller

On March 19, 2025, the existing employment agreement of Mr. Alan B. Miller was terminated and replaced with a new employment agreement with UHS of Delaware, a wholly owned subsidiary of the Company and, the employer of record for the Company’s management employees. The obligations of UHS of Delaware under the new employment agreement are, other than as set forth herein, substantially the same as the terminated employment agreement and are guaranteed by the Company. Pursuant to the terms of the employment agreement, Mr. Alan B. Miller will serve as Executive Chairman with a term scheduled to end on January 1, 2027, subject, however, to earlier termination, and subject further to automatic renewal for additional one year periods unless either party elects otherwise.

Mr. Alan B. Miller’s salary as our Executive Chairman will be $1,125,000 for 2025, which is a 4.0% increase over his 2024 base salary. Additionally, Mr. Alan B. Miller may also be entitled to bonuses and other compensation as may from time to time be determined by the Board of Directors. Mr. Alan B. Miller will also be eligible to receive annual awards under the Company’s LTIP as in effect from time to time, which will be subject to conditions as are consistent with terms and conditions applicable to LTIP awards made to other senior executives of the Company, subject to certain acceleration rights upon a qualifying termination of employment as set forth in his employment agreement.

Mr. Alan B. Miller participates in benefit plans and programs that are made available to other employees and he receives certain executive perquisites, including, but not limited to, split dollar life insurance benefits, payment of certain automobile costs, payment of country club dues, tax and accounting services, use of a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Alan B. Miller of the incremental costs incurred at market rates, and such other fringe benefits as the Compensation Committee of our Board of Directors may determine.

In general, under Mr. Alan B. Miller’s employment agreement, long-term stock-based incentives awards granted during or before employment as Executive Chairman will become fully vested upon termination of his employment as Executive Chairman at the time such employment ends, other than by the Company for “cause” or voluntarily by Mr. Alan B. Miller before or at the end of the applicable term (under circumstances not involving a breach of his employment agreement by the Company).

If Mr. Alan B. Miller’s employment is terminated for “cause”, as defined in his employment agreement, he will be entitled to any benefits payable to or earned by him with respect to any period of his employment or other service prior to the date of such discharge.

If Mr. Alan B. Miller’s employment is terminated due to his disability, Mr. Alan B. Miller shall be paid an amount equal to one-half of Mr. Alan B. Miller’s base salary, payable in twelve equal monthly installments. Additionally, Mr. Alan B. Miller would be entitled to the accelerated vesting of his unvested long-term stock-based incentive awards granted during or before employment as Executive Chairman.

If Mr. Alan B. Miller’s employment or service terminates due to his death, Mr. Alan B. Miller’s beneficiary shall receive any salary and reimbursements that would otherwise have been payable to Mr. Alan B. Miller as of the date of his death in addition to any life insurance benefits under insurance policies maintained on Mr. Alan B. Miller’s life by us and for which he had the right to designate the beneficiary.

If Mr. Alan B. Miller terminates his employment or other service under his employment agreement because of a material change in the duties of his office or any other breach by the Company of our obligations, or in the event of the termination of Mr. Alan B. Miller’s employment by us without cause or otherwise in breach of his employment agreement, subject to the terms of the employment agreement, Mr. Alan B. Miller will generally continue to receive for the remainder of the employment term all of the cash compensation, long-term equity incentive compensation and other benefits as if his employment or service had not terminated, and the vesting of his long-term incentive plan awards will accelerate. We may condition Mr. Alan B. Miller’s right to receive any severance benefits on his execution of a general release in favor of us.

The foregoing description of Mr. Alan B. Miller’s new employment agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement dated March 19, 2025, between UHS of Delaware, Inc. and Marc D. Miller
10.2	Employment Agreement dated March 19, 2025, between UHS of Delaware, Inc. and Alan B. Miller
10.3	Guaranty Agreement dated March 19, 2025 between Universal Health Services, Inc. and Marc D. Miller
10.4	Guaranty Agreement dated March 19, 2025 between Universal Health Services, Inc. and Alan B. Miller
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit No.	Exhibit

10.1	Employment Agreement dated March 19, 2025, between UHS of Delaware, Inc. and Marc D. Miller
10.2	Employment Agreement dated March 19, 2025, between UHS of Delaware, Inc. and Alan B. Miller
10.3	Guaranty Agreement dated March 19, 2025 between Universal Health Services, Inc. and Marc D. Miller
10.4	Guaranty Agreement dated March 19, 2025 between Universal Health Services, Inc. and Alan B. Miller
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: March 20, 2025